EXHIBIT 16.1

April 23, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Audit. Tax • Advisory
Grant Thornton LLP
211 N Robinson, Suite 1200N
Oklahoma City, OK 73102-7148
T 405.218.2800
F 405.218.2801
www.GrantThornton.com

Re:     Atrisco Oil & Gas, L.L.C.
File No. 000-52246
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Atrisco Oil & Gas, L.L.C. dated April 23, 2009, and agree with the statements concerning our Firm contained therein.
Very truly yours,

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd